Filed pursuant to Rule 424(b)(3)
Registration No. 333-232303

PROSPECTUS
13,888,891 Shares of Common Stock

This prospectus relates to the resale of up to (i) 11,111,111 shares of common stock issued by Evofem Biosciences, Inc. (the Company), (ii) 2,777,779 shares of common stock issuable upon the exercise of common stock warrants issued by the Company, each pursuant to the terms of that certain Securities Purchase Agreement, dated April 10, 2019, by and among the Company and the purchasers listed therein, including the entities listed in the section titled “Selling Securityholders” appearing elsewhere in this prospectus (the selling securityholders) and those certain Common Stock Warrants, dated June 10, 2019, by and among the Company and the selling securityholders (the Common Warrants) and (iii) one share of common stock issued to a selling securityholder in connection with the issuance of its Common Warrant.
The Company is not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling securityholders.
The selling securityholders or their assignees or successors-in-interest may offer and sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling securityholder may sell its shares of common stock in the section titled “Plan of Distribution” appearing elsewhere in this prospectus. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees.
Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.” On June 28, 2019, the last reported sale price of our common stock was $6.64 per share.

Investing in our securities involves risks. See the section titled “Risk Factors” beginning on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 2, 2019.

INFORMATION CONTAINED IN THIS PROSPECTUS
You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Unless the context otherwise requires, (i) references to “Evofem,” “Company,” “we,” “us” and “our” refer to Evofem Biosciences, Inc. and our subsidiaries, and (ii) references to “Private Evofem” refer to Evofem Biosciences Operations, Inc. and its subsidiaries prior to the closing of the Merger as described in the section entitled “The Merger” appearing elsewhere in this prospectus.

PROSPECTUS SUMMARY
The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission (SEC). Investing in our securities involves risks. Therefore, please carefully consider the information provided in the section titled “Risk Factors” beginning on page 6.
Overview
We are a San Diego-based clinical-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. We exist to advance the lives of women by developing innovative solutions, such as woman-controlled contraception and potential protection from certain sexually transmitted infections (STIs). We are leveraging our proprietary Multi-purpose Vaginal pH Regulator (MVP-RTM) platform to develop Amphora, which if approved will be the first on-demand and female controlled MVP-R birth control method in the U.S.
Our MVP-R gel technology has both acid buffering and bio-adhesive properties and is designed to maintain an optimal vaginal pH of 3.5 to 4.5. This vaginal pH range is inhospitable to spermatozoa (sperm) as well as certain viral and bacterial pathogens associated with STIs, and it is integral to the survival of healthy bacteria in the vagina.
We are developing our lead MVP-R product candidate, Amphora (L-lactic acid, citric acid, and potassium bitartrate), for three potential indications: prevention of pregnancy, prevention of urogenital Chlamydia trachomatis infection (chlamydia) in women and prevention of urogenital Neisseria gonorrhoeae infection (gonorrhea) in women.
In 2014, we completed a randomized, Phase 3 non-inferiority trial for Amphora as a contraceptive in 3,389 women. Amphora was shown to be non-inferior to control when the complete data set was analyzed in accordance with the pre-specified statistical analysis plan, with a six-month cumulative pregnancy rate of 10.5% with typical use and 4.1% with perfect use. It was well-tolerated with less than 2% of patients experiencing possible treatment-related adverse events (AEs) and no treatment-related serious adverse events (SAEs).
We conducted a second, single-arm Phase 3 trial for Amphora for the prevention of pregnancy in approximately 1,400 women in the United States (we refer to this trial as AMPOWER). The last patient for AMPOWER exited the study in November 2018. We reported top-line data from AMPOWER in December 2018, which demonstrated a cumulative pregnancy rate of 14.0% over seven cycles of use (95% CI 10.0, 18.0) in the modified intention-to-treat population (referred to as “typical use”) which meets the pre-determined endpoint of this clinical trial. This corresponds to an 86.0% efficacy rate.
We plan to resubmit the New Drug Application (NDA) for AMPOWER to the United States Food and Drug Administration (FDA) in the second half of 2019. Subject to acceptance and timely approval of the NDA by the FDA, we plan to commercialize Amphora in 2020.
We believe Amphora is highly differentiated from other birth control methods currently available or in development. Amphora is hormone-free and, based on clinical data collected to date, does not exhibit known side effects of traditional hormone-based contraceptives, such as weight gain, headaches, sore breasts, irregular periods, mood changes, decreased sexual desire and nausea. Amphora is self-administered and we intend to seek regulatory approval for product labeling stating Amphora can be used on-demand, immediately before or up to one hour before intercourse. In addition, we anticipate Amphora may provide additional benefits beyond its primary use for prevention of pregnancy, including its lubricant effect for enhanced sexual satisfaction.
We are also conducting a Phase 2b clinical trial of Amphora for the prevention of urogenital transmission of chlamydia (primary endpoint) and gonorrhea (secondary endpoint) in women. We refer to this trial as AMPREVENCE. The primary endpoint of AMPREVENCE is 40% reduction in the incidence of chlamydia in women treated with Amphora versus placebo. As of March 31, 2019, AMPREVENCE was 100% enrolled at approximately 50 study centers in the United States and its top-line data are expected in the fourth quarter of 2019. We envision our STI program as developing label expansion opportunities to further differentiate Amphora from other contraceptive products in the market.
Preclinical studies conducted by Rush University Medical Center (Rush University) suggest that our MVP-R gel technology may suppress many of the pathogens responsible for sexually transmitted and commonly occurring bacterial infections. Amphora has been granted Qualified Infectious Disease Product (QIDP) designation by the FDA for the prevention of gonorrhea in women. Our MVP-R gel has also been granted QIDP designation by the FDA for the prevention of the recurrence of bacterial vaginosis (BV). QIDP designation provides several key potential advantages, including qualification for the FDA Fast Track program and longer market exclusivity, among others. We also received Fast Track designation from the FDA for the development of Amphora for the prevention of chlamydia.
We are also advancing our MVP-R gel product candidate for the treatment of recurrent BV and intend to conduct a Phase 2 clinical trial to evaluate efficacy of this product candidate in this indication. In a Phase 1 dose-finding trial for this indication, the highest dose formulation of Amphora reduced vaginal pH for up to seven days following a single administration.
We have assembled a very strong management team with significant operational experience in the biopharmaceutical market. Specifically, our senior executives have a successful track record of developing and commercializing women’s health products including Mirena, Plan B One-Step, Yasmin, YAZ, NuvaRing, Paragard and Seasonique, among others.
Risks Associated with Our Business
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks include the following:

•	We have incurred significant losses since our inception and anticipate we will continue to incur significant losses for the foreseeable future.

•
We must raise significant additional funds to finance our operations to remain a going concern. Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights.

•	We have never generated any revenue from product sales and may never be profitable.

•
Our success will depend heavily on whether we can develop our lead product candidate, Amphora, for prevention of pregnancy. Failure to develop Amphora for prevention of pregnancy would likely cause our business to fail.

•
To obtain regulatory approval, we must complete our preclinical studies and clinical trials in compliance with the regulatory approval requirements of the FDA and any applicable and comparable foreign regulators. If our clinical trials fail to satisfactorily demonstrate safety and efficacy of our product candidates to the FDA and other comparable foreign regulators, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•
Our rights to develop and commercialize our MVP-R gel product candidates, including our lead product candidate, Amphora, are subject, in part, to the terms and conditions of licenses granted to us by third parties. The patent protection and patent prosecution for our MVP‑R gel product candidates including our lead product candidate, Amphora, is dependent on third parties. In addition, our success may depend on our ability to obtain additional patent protection for our product candidates.

•
Our success relies on third-party suppliers and manufacturers. Any failure by these third parties, including failure to successfully perform and comply with regulatory requirements, could negatively impact our business and our ability to develop and market our product candidates, and our business could be substantially harmed.

•	If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any revenue.

•
The success of Amphora or any future contraceptive product candidate we may seek to develop will depend on the availability of contraceptive alternatives and women’s preferences, in addition to the market’s acceptance of our new form of prevention of pregnancy.

•
Changes in healthcare laws and regulations may eliminate current requirements for health insurance plans to cover and reimburse FDA-cleared or FDA-approved contraceptive products without cost sharing, which could reduce demand for products such as Amphora. Even if Amphora is approved for commercialization, our management expects our success will be dependent on the willingness or ability of patients to pay out-of-pocket should they not be able to obtain third-party reimbursement or should such reimbursement be limited.

The Merger
On January 17, 2018, we completed a business combination in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, by and among the Company, Nobelli Merger Sub, Inc., our wholly owned subsidiary (Merger Sub) and Private Evofem, pursuant to which the Merger Sub merged with and into Private Evofem, with Private Evofem surviving as our wholly owned subsidiary (the Merger). On January 17, 2018, in connection with and prior to the consummation of the Merger, we effected a 6:1 reverse stock split of our common stock. See Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019 (the Annual Report) and Note 3 - Merger and Related Transactions of our consolidated financial statements for the year ended December 31, 2018 included in Item 15 of our Annual Report for more information regarding the Merger.
Securities Purchase Agreement and Private Placement
On April 10, 2019, we entered into a Securities Purchase Agreement (the Securities Purchase Agreement) with PDL BioPharma, Inc., a Delaware corporation, funds discretionally managed by Invesco Asset Management Ltd (Invesco) and funds managed by Woodford Investment Management Limited (Woodford; collectively with Invesco and PDL BioPharma, Inc., the Purchasers), providing for the issuance and sale to the Purchasers of an aggregate of up to $80 million of the Company’s common stock, par value $0.0001 per share (the Shares) and warrants to purchase shares of common stock (collectively, the Securities) in a private placement (the Private Placement), to be funded in up to two separate closings.
The first closing was completed on April 11, 2019 (the First Closing), pursuant to which the Company issued and sold to PDL BioPharma, Inc. 6,666,667 shares of our common stock and warrants to purchase up to 1,666,667 shares of common stock for an aggregate purchase price of $30 million (the First Closing Securities), representing a purchase price of $4.50 per share of common stock. The warrants are exercisable for seven years beginning six months after the First Closing at a purchase price of $6.38 per share.
On June 5, 2019, the Company received stockholder approval of the issuance of the Second Closing Securities (as defined below) pursuant to the Securities Purchase Agreement, as required by Nasdaq Listing Rule 5635(b). On June 7, 2019, the Purchasers exercised their rights to purchase 11,111,111 additional shares of common stock and warrants to purchase up to an additional 2,777,779 shares of common stock issued in connection therewith, for an aggregate purchase price of $50 million (the Second Closing Securities). The second closing was completed on June 10, 2019 (the Second Closing), pursuant to which the Company issued and sold to the Purchasers the Second Closing Securities. The purchase price per share was, and warrant exercise price per share for securities sold in the Second Closing is, the same as those sold in the First Closing.
Description of Common Warrant
The warrants have an exercise price of $6.38 per share, a seven year term and will become exercisable at any time on or after the date that is six (6) months following their respective issuance dates. Invesco (together with its affiliates) is prohibited from exercising any portion of these warrants to the extent it would beneficially own more than 4.99% (or 9.99% in certain circumstances) of our outstanding common stock immediately after exercise. As a result of the Company’s receipt of stockholder approval of the Private Placement, there are no other limitations on exercise of the warrants. The warrants issued to Woodford in the Second Closing were each issued as a unit with one share of our common stock.
This prospectus relates to the resale of the shares of common stock and shares of common stock issuable upon exercise of the Common Warrants issued to the Purchasers (also referred to as the selling securityholders) in the Second Closing. This prospectus does not relate to the sale or issuance of the First Closing Securities.
Registration Rights Agreement
In connection with the Private Placement, we entered into a Registration Rights Agreement (the Registration Rights Agreement) with the Purchasers, pursuant to which we agreed, among other things, to (i) file a registration statement with the SEC within 30 days following the First Closing registering for resale the shares of our common stock issued in the First Closing and the shares of our common stock issuable upon exercise of the First Closing warrants (the First Closing Registration Statement), (ii) use our commercially reasonable efforts to have the First Closing Registration Statement declared effective, (iii) file a registration statement with the SEC within 30 days following the Second Closing registering for resale the shares of our common stock issued in the Second

Closing and the shares of our common stock issuable upon exercise of the Second Closing warrants (the Second Closing Registration Statement), (iv) use our commercially reasonable efforts to have the Second Closing Registration Statement declared effective and (v) maintain the effectiveness of the First Closing Registration Statement and Second Closing Registration Statement until all registrable securities have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act.
The Registration Rights Agreement contains customary terms and conditions for transactions of this type, and includes liquidated damages penalties in the event that we fail to satisfy or maintain the specified filing and effectiveness time periods in the Registration Rights Agreement.
This prospectus relates to the securities to be registered pursuant to the Second Closing Registration Statement, and does not relate to any securities registered pursuant to the First Closing Registration Statement, which was filed with the SEC (Registration No. 333-231126) on April 30, 2019 on Form S-3 and declared effective on May 7, 2019.
Corporate Information
Our corporate headquarters are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130, and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC on their website located at www.sec.gov. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only.  The information contained on, or that can be accessed through, our website is not a part of this prospectus.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the day we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as measured as of our most recently completed second fiscal quarter, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startup Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of one or more of these reporting exemptions until we are no longer an “emerging growth company.”

THE OFFERING

Common stock offered by the selling securityholders	Up to 13,888,891 shares.

Use of Proceeds
We will not receive any of the proceeds from the sale of securities by the selling securityholders pursuant to this prospectus. We may receive up to approximately $17.7 million in aggregate gross proceeds from the exercise of the Common Warrants, if the Common Warrants are exercised for cash, based on the per share exercise price of the Common Warrants. Any proceeds we receive from the exercise of the Common Warrants will be used for working capital and general corporate purposes.

Offering Price	The selling securityholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or privately negotiated prices.

Risk Factors
An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	EVFM

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. These forward-looking statements include, among other things, statements about:

•	our projected financial position and estimated cash burn rate;

•	our estimates regarding expenses, future revenues and capital requirements;

•	our ability to continue as a going concern;

•	our need to raise substantial additional capital to fund our operations;

•
our ability to obtain the necessary regulatory approvals to market and commercialize our lead MVP-R product candidate, Amphora for prevention of pregnancy, prevention of urogenital transmission of chlamydia in women and prevention of urogenital transmission of gonorrhea in women, our MVP-R product candidate for reduction of recurrent BV, and any other product candidate we may seek to develop;

•	the success, cost and timing of our clinical trials;

•	our ability to obtain additional patent protection for our product candidates;

•	our dependence on third parties in the conduct of our clinical trials;

•	our ability to establish and develop sales and marketing capabilities or our ability to enter into agreements with third parties to market and sell any approved product candidates we may have;

•
the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing, our ability to obtain third-party payer coverage and adequate reimbursement, and our reliance on the willingness of patients to pay out-of-pocket absent full or partial third-party payer reimbursement; and

•	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel.
Our current product candidates have not been approved by the FDA, the European Commission or any other regulatory commission. Our product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authority nor marketed anywhere in the world.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” appearing elsewhere in this prospectus relating to factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements contained in this prospectus or in any document or report incorporated by this prospectus are made as of the date of this prospectus or such documents or reports, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of securities by the selling securityholders pursuant to this prospectus. We may receive up to approximately $17.7 million in aggregate gross proceeds from the exercise of the Common Warrants, if the Common Warrants are exercised for cash, based on the per share exercise price of the Common Warrants. Any proceeds we receive from the exercise of the Common Warrants will be used for working capital and general corporate purposes.

SELLING SECURITYHOLDERS
The shares of common stock being offered by the selling securityholders, or their assignees or successors-in-interest are up to an aggregate amount of 11,111,111 shares of common stock held by the selling securityholders and 2,777,779 shares of common stock issuable upon the exercise of the Common Warrants held by the selling securityholders in connection with the Securities Purchase Agreement and the Registration Rights Agreement. For additional information regarding the issuance of the common stock and warrants, see “Prospectus Summary - Securities Purchase Agreement and Private Placement” above. We are registering (i) 11,111,111 shares of common stock, (ii) 2,777,779 shares of common stock issuable upon the exercise of the Common Warrants and (iii) one share of common stock issued to a selling securityholder in connection with the issuance of its Common Warrant in connection with the Securities Purchase Agreement and the Registration Rights Agreement, in order to permit the selling securityholders, or their assignees or successors-in-interest, to offer the shares for resale from time to time. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling securityholders, we are referring to the shares of common stock and the shares of common stock underlying the Common Warrants issued to the selling securityholders under the Securities Purchase Agreement.
Subject to limited exceptions, the Common Warrants issued to the selling securityholders will become exercisable at any time on or after the date that is six months following its issuance date, or December 10, 2019. Further, under the terms of the Common Warrants, Invesco (together with its affiliates) is prohibited from exercising any portion of these warrants to the extent it would beneficially own more than 4.99% (or 9.99% in certain circumstances) of our outstanding common stock immediately after exercise. The selling securityholders may sell all, some or none of their shares listed below in this offering. See the section titled “Plan of Distribution” elsewhere in this prospectus.
Except as otherwise disclosed in the footnotes below with respect to any other selling securityholder, none of the selling securityholders have, and within the past three years have not had, any position, office or other material relationship with us.

The table below lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the selling securityholders. The second column lists the percentage of shares of common stock beneficially owned by the selling securityholders, based on its ownership of shares of common stock, as of June 14, 2019. The percentage of shares beneficially owned prior to the offering is based on 46,406,004 shares of our common stock outstanding as of June 14, 2019. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling securityholders may offer under this prospectus, assuming exercise of the Common Warrants held by such selling securityholders, and does not take into account the date of, or any limitations on, the exercise of the Common Warrants.

	Shares of Common Stock Beneficially Owned Before this Offering (2)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Securityholders (1)	Number	Percentage	Number	Number	Percentage
PDL BioPharma, Inc.	13,333,334 (3)	28.7%	8,333,334 (4)	6,666,667 (5)	14.4%
Entities affiliated with Invesco Ltd.	11,812,910 (6)	25.5%	2,777,778 (7)	9,590,688 (8)	20.7%
Entities affiliated with Woodford Investment Management Limited*	13,733,835 (9)	29.6%	2,777,779 (10)	11,511,612 (11)	24.8%
*Party to a Voting Agreement pursuant to which the stockholder agreed to vote certain shares of our common stock held by the stockholder or over which the stockholder has voting control subject to certain limitations. This Voting Agreement is included as Exhibit 4.8 of our Annual Report.
(1) The selling securityholders are party to a Voting and Support Agreement pursuant to which certain of the selling securityholders agreed to vote certain shares of our common stock held by such selling securityholders or over which such selling securityholders have voting control, subject to certain limitations. This Voting and Support Agreement is included as Exhibit 9.1 of our Form 8-K, filed on April 11, 2019.

(2)
“Beneficial ownership” is a term broadly defined in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in a person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this column, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of June 14, 2019.

(3)
PDL BioPharma, Inc. has sole voting and investment power over 13,333,334 shares, excluding 3,333,334 shares of common stock issuable upon the exercise of the common warrants issued to PDL BioPharma, Inc. under the Securities Purchase Agreement, including the Common Warrant. Dominique Monnet, a member of our board of directors, is the President and CEO of PDL BioPharma, Inc. PDL BioPharma, Inc.’s address is 932 Southwood Boulevard, Incline Village, Nevada 89451.

(4)	Consists of (i) 6,666,667 shares of common stock and (ii) 1,666,667 shares of common stock issuable upon exercise of the Common Warrant.
(5) The number of shares in this column assumes that all shares of common stock issued under the Securities Purchase Agreement, including the shares of common stock issuable upon exercise of the Common Warrants, are sold in this offering, but that PDL BioPharma, Inc. has retained all of its other shares of common stock owned. This column does not include the 1,666,667 shares of common stock issuable upon exercise of the common warrant issued to PDL BioPharma, Inc. under the Securities Purchase Agreement in the First Closing.
(6) Invesco Ltd. may be deemed to beneficially own 11,812,910 shares of common stock and warrants to purchase 555,556 shares of common stock issuable upon the exercise of the Common Warrant issued under the Securities Purchase Agreement (which shares are not included as not exercisable within 60 days). Invesco Ltd. is the parent issuer of Invesco UK limited, which is the parent issuer of Invesco Asset Management Limited, which is the manager of the funds and accounts that own the common stock and warrants consisting of 7,663,970 shares of common stock and 555,556 warrants owned by Invesco High Income Fund (UK) (“IHIF”) and 4,148,940 shares of common stock owned by Invesco Income Fund (UK) (“IIF”). Invesco Ltd. disclaims beneficial ownership of these securities. Invesco Ltd.’s address is 1555 Peachtree Street, N.E., Atlanta, GA 30309.

(7)	Consists of (i) 2,222,222 shares of common stock and (ii) 555,556 shares of common stock issuable upon exercise of the Common Warrant, each issued to IHIF.

(8)
The number of shares in this column assumes that all shares of common stock issued under the Securities Purchase Agreement, including the shares of common stock issuable upon exercise of the Common Warrants are sold in this offering, but that each of IHIF and IIF has retained all of its other shares of common stock owned.

(9)
Consists of (i) 9,138,504 shares of common stock held by LF Woodford Equity Income Fund, a sub fund of LF Woodford Investment Fund (WEIF), (ii) 1,237,613 shares of common stock held by Omnis Income & Growth Fund, a sub fund of Omnis Portfolio Investments ICVC (OIGF), and (iii) 3,357,718 shares of common stock held by Woodford Patient Capital Trust, Plc (WPCT), excluding 555,556 shares of common stock issuable upon the exercise of the Common Warrant issued to WPCT under the Securities Purchase Agreement . Woodford Investment Management Limited acts as agent for and on behalf of WEIF, OIGF, and WPCT each as a discretionary managed client. Woodford Investment Management Limited has the power to direct the vote and disposition of the common stock held by WEIF, OIGF, and WPCT. Accordingly, as at the date of this prospectus, Woodford Investment Management Limited may be deemed to be the beneficial owner of an aggregate amount of 13,733,835 shares of common stock, consisting of the shares held by WEIF, OIGF, and WPCT, as described above. Woodford Investment Management Limited’s address is 9400 Garsington Road, Oxford, OX4 2HN, United Kingdom.

(10)	Consists of (i) 2,222,223 shares of common stock and (ii) 555,556 shares of common stock issuable upon exercise of the Common Warrant, each issued to WPCT.

(11)
The number of shares in this column assumes that all shares of common stock issued under the Securities Purchase Agreement, including the shares of common stock issuable upon exercise of the Common Warrants are sold in this offering, but that each of WEIF, OIGF, and WPCT has retained all of its other shares of common stock owned.

PLAN OF DISTRIBUTION
The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.
The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any selling securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the name of the selling securityholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of certain states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless (i) it has been registered or qualified for sale or (ii) an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

LEGAL MATTERS
The validity of the securities we are offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.
EXPERTS

The consolidated financial statements of Evofem Biosciences, Inc. and subsidiaries (the “Company”) incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus form is a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10‑Q and 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.evofem.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus. In addition, our common stock is listed for trading on The Nasdaq Capital Market under the symbol “EVFM.”
This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of these documents and contracts from the SEC’s web site or our web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 7, 2019;

•
Our Current Reports on Form 8-K filed with the SEC on January 3, 2019, January 7, 2019, February 11, 2019, March 1, 2019, April 11, 2019, May 7, 2019, June 5, 2019 and June 10, 2019 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto);

•
all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K); and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed on November 18, 2014 pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed with the SEC for purposes of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at 858-550-1900 or by contacting: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.evofem.com. The information on such website is not incorporated by reference and is not a part of this prospectus.
You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

13,888,891 Shares of Common Stock

PROSPECTUS

July 2, 2019